UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 24, 2004


                             CHARMING SHOPPES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                000-07258                    23-1721355
        ------------                ---------                    ----------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


      450 WINKS LANE, BENSALEM, PA                                     19020
      ----------------------------                                     -----
(Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code (215) 245-9100
                                                          --------------


                                 NOT APPLICABLE
                                 --------------
                   (Former name or former address, if changed
                               since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2004, in connection with our asset securitization program, the Charming Shoppes Master Trust (the "Trust") issued $180.0 million of new five-year asset-backed certificates (Series 2004-1) in a privately placed transaction under Rule 144A. Of the $180.0 million of certificates issued, $161.1 million were sold to investors, and Charming Shoppes Receivables Corporation ("CSRC"), a wholly-owned special purpose entity established as part of our asset securitization program, retained $9.45 million of the Class D-1 certificates and $9.45 million of the Class D-2 certificates. The Class D-2 Certificates are the most subordinate class of certificates in Series 2004-1. As such, payments of principal and interest on these certificates will not be made until payment of principal and interest on all other classes in Series 2004-1 and certain other amounts are paid. Conversely, any losses borne under the Series 2004-1 certificates will be borne by holders of the Class D-2 certificates prior to losses being borne by the more senior certificates. The Class D-1 certificates are the next most subordinate class.

On August 24, 2004, CSRC sold the $9.45 million of the Class D-1 certificates initially retained to a third party investor. Under the terms of the agreement under which CSRC sold the Class D-1 certificates, if the Trust fails to meet certain financial performance or payment rate standards summarized below, or if Charming Shoppes, Inc. fails to meet certain financial performance standards summarized below, then the Trust would be required to reallocate collections otherwise available to pay to CSRC (up to an amount equal to $9.45 million) to the third party investor to reduce its interest in the Class D-1 certificates, while simultaneously increasing CSRC's interest in such certificates by an equal amount. Subsequent to this transfer occurring, upon certain conditions being met, the third party investor may be required to repurchase the retained interests up to the amount previously transferred to CSRC.

The performance standards applicable to the Trust relate to maintaining (i) sufficient levels of spread between finance charge collections allocated to Series 2004-1 over amounts payable from such finance charge collections and (ii) sufficient levels of rates of payment of principal on the receivables to the overall balance of the receivables.

The performance standards applicable to Charming Shoppes, Inc. relate to (i) not sustaining more than a specified level of net losses in any fiscal quarter, (ii) maintaining a specified level of net worth and (iii) exceeding a specified level of debt to tangible net worth, in each case, as defined in the purchase agreement for the Class D-1 certificates.



Item 9.01 Exhibits.

List below the exhibits, if filed as a part of this report.

Exhibit No. Document Description
----------- --------------------
   99.1 Amended and Restated Class D Certificate Purchase Agreement, among Wachovia Bank, National Association, as Trustee, Charming Shoppes Receivables Corp., as Seller and as Initial Class D-1 Holder, Spirit of America, Inc., as Servicer, and Clipper Receivables Company LLC, as the Class D-1 Holder.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CHARMING SHOPPES, INC.
                                                    (Registrant)

Date August 26, 2004
                                               /S/ ERIC M. SPECTER
                                               -------------------
                                               Executive Vice President
                                               Chief Financial Officer